================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               THE SCOTTS COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[THE SCOTTS COMPANY LOGO]

THE SCOTTS COMPANY
PROXY STATEMENT
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           [THE SCOTTS COMPANY LOGO]

                               THE SCOTTS COMPANY
                             14111 SCOTTSLAWN ROAD
                             MARYSVILLE, OHIO 43041

                                                                January 19, 1999
Dear Fellow Shareholders:

     The Annual Meeting of the Shareholders (the "Annual Meeting") of The Scotts Company, an Ohio corporation (the "Company"), will be held at 10:00 a.m., local time, on Tuesday, February 23, 1999, at the Crowne Plaza Hotel, 33 Nationwide Boulevard, Columbus, Ohio. The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement contain detailed information about the business to be transacted at the Annual Meeting.

     The Board of Directors has nominated four directors, each for a term to expire at the 2002 Annual Meeting. The Board of Directors recommends that you vote FOR each of the nominees.

     In addition to the election of directors, you are being asked to approve a further amendment to The Scotts Company 1996 Stock Option Plan to increase the number of common shares available thereunder from 3,000,000 to 5,500,000. The Board of Directors recommends that you vote FOR this proposal.

     On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, the prompt return of your proxy in the enclosed return envelope will save the Company additional expenses of solicitation and will help ensure that as many shares as possible are represented.

                                          Sincerely,

                                          /s/ Charles M. Berger
                                          CHARLES M. BERGER
                                          Chairman, President and Chief
                                          Executive Officer

                           [THE SCOTTS COMPANY LOGO]

                               THE SCOTTS COMPANY
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD TUESDAY, FEBRUARY 23, 1999

                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of The Scotts Company, an Ohio corporation (the "Company"), will be held at the Crowne Plaza Hotel, 33 Nationwide Boulevard, Columbus, Ohio, on Tuesday, February 23, 1999 at 10:00 a.m., local time, for the following purposes:

        1. To elect four directors, each for a term of three years to expire at the 2002 Annual Meeting;

        2. To approve a further amendment to The Scotts Company 1996 Stock Option Plan, to increase the number of common shares available thereunder from 3,000,000 to 5,500,000; and

        3. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     The close of business on December 28, 1998, has been fixed by the Board of Directors of the Company as the record date for determining the shareholders entitled to receive notice of, and to vote at, the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may insure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used.

                                          By Order of the Board of Directors,

                                          /s/ G. Robert Lucas
                                          G. ROBERT LUCAS,
                                          Senior Vice President, General Counsel
                                          and Corporate Secretary

14111 Scottslawn Road
Marysville, Ohio 43041
January 19, 1999

                           [THE SCOTTS COMPANY LOGO]

                               THE SCOTTS COMPANY
                             14111 SCOTTSLAWN ROAD
                             MARYSVILLE, OHIO 43041

                                PROXY STATEMENT

                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TUESDAY, FEBRUARY 23, 1999

     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of The Scotts Company, an Ohio corporation (the "Company"), of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Crowne Plaza Hotel, 33 Nationwide Boulevard, Columbus, Ohio, on Tuesday, February 23, 1999, at 10:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about January 19, 1999. Only holders of record of the Company's common shares, without par value (the "Common Shares"), and the Company's Class A Convertible Preferred Stock, without par value (the "Convertible Preferred Stock"), will be entitled to vote at the Annual Meeting. As of December 28, 1998, there were 18,306,525 Common Shares outstanding and 195,000 shares of Convertible Preferred Stock outstanding. Each Common Share entitles the holder thereof to one vote. Each share of Convertible Preferred Stock entitles the holder thereof to the number of votes equal to the number of Common Shares into which such share of Convertible Preferred Stock could be converted as of the record date for the Annual Meeting. As of December 28, 1998, the holders of the Convertible Preferred Stock were entitled to an aggregate of 10,263,158 votes. A quorum for the Annual Meeting is a majority of the voting shares outstanding. There is no cumulative voting. There are no voting securities of the Company outstanding other than the Common Shares and the Convertible Preferred Stock.

     Common Shares and shares of Convertible Preferred Stock represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked as "Abstain", "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all. Broker/dealers who hold their customers' shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such street name shares and may vote such shares on "routine" matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such shares on other matters, which typically include the approval of stock compensation plans, without specific instructions from the customer who owns such shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as "broker non-votes".

     If the accompanying proxy card is properly signed and returned to the Company prior to the Annual Meeting and not revoked, it will be voted in accordance with the instructions contained therein. If no instructions are given, the persons designated as proxies in the accompanying proxy card will vote FOR the election as directors of those persons named below and FOR the approval of the further amendment to The Scotts Company 1996 Stock Option Plan to increase the number of Common Shares available thereunder.

     The Board of Directors is not currently aware of any matters other than those referred to herein which will come before the Annual Meeting. If any other matter should be properly presented at the Annual Meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion.

     You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently-dated proxy, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of the proxy.

     The expense of preparing, printing and mailing proxy materials to the Company's shareholders will be borne by the Company. In addition, proxies may be solicited personally or by telephone, mail or telegram. Officers or employees of the Company may assist with personal or telephone solicitation and will receive no additional compensation therefor. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Common Shares.

     If a shareholder is a participant in The Scotts Company Retirement Savings Plan (the "RSP") and Common Shares have been allocated to such person's account in the RSP, the shareholder is entitled to vote the allocated Common Shares.

               BENEFICIAL OWNERSHIP OF SECURITIES OF THE COMPANY

     The following table furnishes certain information as of December 1, 1998 (except as otherwise noted), as to the Common Shares beneficially owned by each of the directors of the Company, by each of the individuals named in the Summary Compensation Table and by all directors and executive officers of the Company as a group, and, to the Company's knowledge, by the only persons beneficially owning more than 5% of the outstanding Common Shares.

                                         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                    ------------------------------------------------------
                                                       COMMON SHARES WHICH
                                                       CAN BE ACQUIRED UPON
                                                          CONVERSION OF
                                                      CONVERTIBLE PREFERRED
                                                      STOCK OR UPON EXERCISE
                                                      OF OPTIONS OR WARRANTS
                                    COMMON SHARES          EXERCISABLE                        PERCENT OF
NAME OF BENEFICIAL OWNER            PRESENTLY HELD        WITHIN 60 DAYS          TOTAL        CLASS(2)
------------------------            --------------    ----------------------    ----------    ----------
James B Beard, Ph.D...............       16,727(3)              27,500              44,227        (4)
Charles M. Berger(5)..............       19,245(6)             250,000             269,245       1.45%
Joseph P. Flannery................        2,000                 28,000              30,000        (4)
Horace Hagedorn...................       37,000                 31,192(7)           68,192        (4)
James Hagedorn(5).................       41,540(8)          13,296,631(9)       13,338,171      42.21%(9)
Albert E. Harris..................        1,000(10)              6,000               7,000        (4)
John Kenlon(5)....................        6,994(11)            268,642(12)         275,636       1.48%(12)
Karen G. Mills....................        3,000                 20,000              23,000        (4)
Jean H. Mordo(5)..................       30,000                100,000             130,000        (4)
Patrick J. Norton.................          100(13)                  0                 100        (4)
James L. Rogula(5)................        2,033(14)             28,000              30,033        (4)
John M. Sullivan..................        1,000                 23,500              24,500        (4)
L. Jack Van Fossen................        1,200                 24,000              25,200        (4)
John Walker, Ph.D.................            0                      0                   0        (4)
All directors and executive
  officers as a group (23
  persons)........................      262,059(15)         14,271,890          14,533,949      44.61%

Hagedorn Partnership, L.P.........            0             13,262,631(16)      13,262,631      42.01%(16)
800 Port Washington Blvd
Port Washington, NY 11050

Trimark Financial Corporation.....    1,348,100(17)                  0           1,348,100(17)   7.36%
One First Canadian Place
Suite 5600, P.O. Box 487
Toronto, Ontario, M5X 1E5

                                         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                    ------------------------------------------------------
                                                       COMMON SHARES WHICH
                                                       CAN BE ACQUIRED UPON
                                                          CONVERSION OF
                                                      CONVERTIBLE PREFERRED
                                                      STOCK OR UPON EXERCISE
                                                      OF OPTIONS OR WARRANTS
                                    COMMON SHARES          EXERCISABLE                        PERCENT OF
NAME OF BENEFICIAL OWNER            PRESENTLY HELD        WITHIN 60 DAYS          TOTAL        CLASS(2)
------------------------            --------------    ----------------------    ----------    ----------
Dresdner RCM Global Investors
  LLC.............................    1,331,300(18)                  0           1,331,300(18)    7.27%
RCM Limited L.P.
RCM General Corporation
Four Embarcadero Center, Suite
  2900
San Francisco, CA 94111-4189

Richard Perry.....................      940,232(19)                  0             940,232(19)    5.14%
and Perry Corp.
599 Lexington Avenue
New York, NY 10022

---------------
 (1) Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all Common Shares reflected in the table.

 (2) The percent of class is based upon the sum of (i) 18,305,525 Common Shares outstanding on December 1, 1998, and (ii) the number of Common Shares as to which the named person has the right to acquire beneficial ownership upon conversion of Convertible Preferred Stock or upon the exercise of options or warrants exercisable within 60 days of September 30, 1998.

 (3) Includes 11,727 Common Shares owned by Dr. Beard's spouse.

 (4) Represents ownership of less than 1% of the outstanding Common Shares of the Company.

 (5) Individual named in the Summary Compensation Table.

 (6) Includes 1,245 Common Shares allocated to Mr. Berger's account and held by the trustee under the RSP.

 (7) Mr. Horace Hagedorn owns (beneficially and of record) 10 shares of Convertible Preferred Stock (less than 1% of such class) which are convertible into 526 Common Shares. Mr. Hagedorn is the father of the general partners of the Hagedorn Partnership, L.P., a Delaware limited partnership (the "Hagedorn Partnership"), but is not himself a partner of, and does not have sole or shared voting or dispositive power with respect to any of the Convertible Preferred Stock or Warrants held by, the Hagedorn Partnership. See note (16) below. Mr. Hagedorn also holds currently exercisable options to purchase 30,666 Common Shares.

 (8) Includes 7,840 Common Shares allocated to Mr. James Hagedorn's account and held by the trustee under the RSP.

 (9) Mr. James Hagedorn is a general partner in the Hagedorn Partnership and has shared voting and dispositive power with respect to the Convertible Preferred Stock and Warrants held by the Hagedorn Partnership. See note
     (16) below. He holds currently exercisable options to purchase 34,000 Common Shares.

(10) Common Shares owned by Mr. Harris' spouse.

(11) Represents Common Shares allocated to Mr. Kenlon's account and held by the trustee under the RSP.

(12) Mr. Kenlon beneficially owns 4,332 shares of Convertible Preferred Stock (2.2% of such class), which are convertible into 228,000 Common Shares, and Warrants to purchase 6,642 Common Shares. Each of Mr. Kenlon's four children beneficially owns Warrants to purchase an additional 15,000 Common Shares, for which Mr. Kenlon disclaims beneficial ownership. The Hagedorn Partnership has the right to vote all of the Company's securities held by Mr. Kenlon and his children, and has a right of first refusal with respect to such securities. See note (16) below. Mr. Kenlon also holds currently exercisable options to purchase 34,000 Common Shares.

(13) Common Shares owned by Mr. Norton's spouse.

(14) Includes 33 Common Shares allocated to Mr. Rogula's account and held by the trustee under the RSP.

(15) See notes (3) and (6) through (14) above and note (16) below. Also includes Common Shares held by the respective spouses of executive officers of the Company and by their children who live with them; and

     Common Shares allocated to the accounts of executive officers and held by the trustee under the RSP. Excludes any Common Shares attributable to the named person's account in The Scotts Company Executive Retirement Plan (the "Executive Plan"), since the named person has no voting or dispositive power with respect to the portion of his account attributed to Common Shares of the Company.

(16) The Hagedorn Partnership owns (beneficially and of record) 190,658 shares of Convertible Preferred Stock (97.8% of such class), which are convertible into 10,034,631 Common Shares, and Warrants to purchase 2,933,358 Common Shares, and has the right to vote, and a right of first refusal with respect to, the Company's securities received by Mr. Kenlon and his children pursuant to the Merger Agreement described below. See note (12) above. The general partners of the Hagedorn Partnership are Mr. James Hagedorn, Ms. Katherine Hagedorn Littlefield, Mr. Paul Hagedorn, Mr. Peter Hagedorn, Mr. Robert Hagedorn and Ms. Susan Hagedorn, each of whom is a child of Mr. Horace Hagedorn and a former shareholder of Stern's Miracle-Gro Products, Inc. ("Miracle-Gro Products"). Community Funds, Inc., a New York not-for-profit corporation, is a limited partner in the Hagedorn Partnership.

     The Amended and Restated Agreement and Plan of Merger, dated as of May 19, 1995 (the "Merger Agreement"), among Miracle-Gro Products, Stern's Nurseries, Inc., Miracle-Gro Lawn Products Limited, the Hagedorn Partnership, the general partners of the Hagedorn Partnership, Horace Hagedorn, Community Funds, Inc., and John Kenlon, the Company and ZYX Corporation, provides for certain voting rights of, and certain voting restrictions on, the holders of the Convertible Preferred Stock and the Warrants (collectively, including the general and limited partners of the Hagedorn Partnership, the "Miracle-Gro Shareholders"). The Merger Agreement also limits the ability of the Miracle-Gro Shareholders to acquire additional voting securities of the Company or to transfer the Convertible Preferred Stock or the Warrants. See " -- Voting Restrictions on the Miracle-Gro Shareholders" and " -- Standstill Restrictions on the Miracle-Gro Shareholders" below.

(17) Based on information contained in Amendment No. 2 to Schedule 13G, dated February 11, 1998, as of December 31, 1997, certain Trimark mutual funds (the "Funds") were the owners of record of an aggregate of 1,348,100 Common Shares of the Company. The Funds are trusts organized under Ontario law. Trimark Investment Management Inc., a Canadian corporation ("TIMI"), is a manager and trustee of the Funds. Trimark Financial Corporation, a Canadian corporation ("TFC"), owns 100% of the voting equity securities of TIMI. Consequently, TFC may be deemed to be the beneficial owner of such Common Shares.

(18) Based on information contained in a Schedule 13G dated January 30, 1998, Dresdner RCM Global Investors LLC ("Dresdner RCM") (formerly known as RCM Capital Management, L.L.C.), a Delaware limited liability company, RCM Limited L.P., a California limited partnership ("RCM Limited"), and RCM General Corporation, a California corporation ("RCM General"), own 1,331,300 Common Shares of the Company. Of such Common Shares, Dresdner RCM has sole voting power with respect to 1,125,700 Common Shares and sole dispositive power with respect to 1,328,400 Common Shares. It has shared dispositive power with respect to 2,900 Common Shares. Dresdner RCM is a registered investment adviser. RCM Limited is the Managing Agent of Dresdner RCM. RCM General is the General Partner of RCM Limited.

     Also, in a Schedule 13G dated January 30, 1998, Dresdner Bank AG ("Dresdner"), an international banking organization headquartered in Frankfurt, Germany, reported beneficial ownership of the 1,331,300 Common Shares reported therein, only to the extent that it may be deemed to have beneficial ownership of Common Shares deemed to be beneficially owned by Dresdner RCM, its wholly-owned subsidiary. Dresdner reported that it has no voting or investment power with respect to the Common Shares beneficially owned by Dresdner RCM.

(19) Based on information contained in a Schedule 13G dated March 23, 1998, as of March 13, 1998, Perry Corp., a New York corporation, had sole voting and dispositive power with respect to 940,232 Common Shares of the Company. Perry Corp. is a private investment firm and Richard C. Perry is the President and sole stockholder of Perry Corp.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Mr. Horace Hagedorn, a director of the Company, filed late his Form 4 reporting five purchases of Common Shares of the Company in September 1998.

VOTING RESTRICTIONS ON THE MIRACLE-GRO SHAREHOLDERS

     The Merger Agreement provides that until the earlier of May 19, 2000 (the "Standstill Period") and such time as the Miracle-Gro Shareholders cease to own at least 19% of the Company's Voting Stock (as that term is defined in the Merger Agreement), the Miracle-Gro Shareholders will be required to vote their shares of Convertible Preferred Stock and Common Shares (i) for the Company's nominees to the Board of Directors, in accordance with the recommendation of the Board of Directors' Nominating and Board Governance Committee and (ii) on all matters to be voted on by holders of Voting Stock, in accordance with the recommendation of the Board of Directors, except with respect to a proposal as to which shareholder approval is required under the Ohio General Corporation Law relating to (a) the acquisition of Voting Stock of the Company, (b) a merger or consolidation, (c) a sale of all or substantially all of the assets of the Company, (d) a recapitalization of the Company or (e) an amendment to the Company's Amended Articles of Incorporation or Code of Regulations which would materially adversely affect the rights of the Miracle-Gro Shareholders. The Company has agreed that, without the prior consent of the Shareholder Representative (as that term is defined in the Merger Agreement), it will not
(x) issue Voting Stock (or Voting Stock equivalents) constituting in the aggregate more than 12.5% of total voting power of the outstanding Voting Stock (the "Total Voting Power") (other than pursuant to employee benefit plans in the ordinary course of business) or (y) in a single transaction or series of related transactions, make any acquisition or disposition of assets which would require disclosure pursuant to Item 2 of Form 8-K under the Securities Exchange Act of 1934 (the "Exchange Act"); provided, however, that if five-sixths of the Board of Directors determine that it is in the best interests of the Company to make an acquisition pursuant to clause (y), such acquisition may be made without the consent of the Shareholder Representative. In addition, during the Standstill Period, the Miracle-Gro Shareholders will be limited in their ability to enter into any voting trust agreement without the Company's consent or to solicit proxies or become participants in any election contest (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) relating to the election of directors of the Company. Following the Standstill Period or such time as the Miracle-Gro Shareholders cease to own at least 19% of the Voting Stock, the voting restrictions provided in the Merger Agreement will expire.

STANDSTILL RESTRICTIONS ON THE MIRACLE-GRO SHAREHOLDERS

     The Merger Agreement provides that during the Standstill Period, the Miracle-Gro Shareholders may not acquire or agree to acquire, directly or indirectly, beneficial ownership of Voting Stock representing more than 43% of the Total Voting Power (the "Standstill Percentage"). For purposes of calculating beneficial ownership of Voting Stock against the Standstill Percentage, Common Shares underlying unexercised Warrants or any subsequently-granted employee stock options will not be included. However, the terms of the Warrants provide that, if exercised during the Standstill Period and to the extent that such exercise would increase the aggregate beneficial ownership of the Miracle-Gro Shareholders to more than 43% of the Total Voting Power, such exercise may only be for cash and not for Common Shares. To the extent that a recapitalization of the Company or a Common Share repurchase program by the Company increases the aggregate beneficial ownership of the Miracle-Gro Shareholders to an amount in excess of 44% of the Total Voting Power, the Miracle-Gro Shareholders will be required to divest themselves of sufficient shares of Voting Stock to fall within the 44% of Total Voting Power limit. The Company has agreed that it will use reasonable efforts to ensure that employee stock options are funded with Common Shares repurchased in the open market rather than with newly-issued Common Shares.

     The Miracle-Gro Shareholders have agreed that, after the Standstill Period, they will not acquire, directly or indirectly, beneficial ownership of Voting Stock representing more than 49% of the Total Voting Power except pursuant to a tender offer for 100% of the Total Voting Power, which tender offer is conditioned upon the receipt of at least 50% of the Voting Stock beneficially owned by shareholders of the Company other than the Miracle-Gro Shareholders and their affiliates and associates.

RESTRICTIONS ON TRANSFERS

     During the Standstill Period, the Merger Agreement provides that no Miracle-Gro Shareholder may transfer any Common Shares obtained upon conversion of the Convertible Preferred Stock or exercise of the Warrants, except (i) to the Company or any person approved by the Company; (ii) to a Permitted Transferee (as that term is defined in the Merger Agreement) who agrees in writing to abide by the provisions of the Merger Agreement; (iii) pursuant to a merger or consolidation of the Company or a plan of liquidation which has been approved by the Company's Board of Directors; (iv) in a bona fide public offering registered under the Securities Act of 1933 (the "Securities Act") and designed to prevent any person or group from acquiring beneficial ownership of 3% or more of the Total Voting Power; (v) subject to the Company's right of first offer, pursuant to Rule 145 or Rule 144A under the Securities Act, provided that such sale would not knowingly result in any person or group's acquiring beneficial ownership of 3% or more of the Total Voting Power and all such sales by the Miracle-Gro Shareholders within the preceding three months would not exceed, in the aggregate, the greatest of the limits set forth in Rule 144(e)(1) under the Securities Act; (vi) in response to a tender offer made by or on behalf of the Company or with the approval of the Company's Board of Directors; or (vii) subject to the Company's right of first offer, in any other transfer which would not, to the best knowledge of the transferring Miracle-Gro Shareholder, result in any person or group's acquiring beneficial ownership of 3% or more of the Total Voting Power.

     Neither the Convertible Preferred Stock nor, during the Standstill Period, the Warrants may be transferred except (i) to the Company or any person or group approved by the Company; (ii) to a Permitted Transferee who agrees in writing to abide by the provisions of the Merger Agreement; (iii) pursuant to a merger or consolidation of the Company or a plan of liquidation of the Company; or (iv) with respect to Convertible Preferred Stock representing no more than 15% of the outstanding Common Shares on a fully-diluted basis or any number of Warrants:
(A) subject to the Company's right of first offer, pursuant to Rule 145 or Rule 144A under the Securities Act, provided that such sale would not knowingly result in any person or group's acquiring beneficial ownership of 3% or more of the Total Voting Power and all such sales by the Miracle-Gro Shareholders within the preceding three months would not exceed, in the aggregate, the greatest of the limits set forth in Rule 144(e)(1) under the Securities Act; or (B) subject to the Company's right of first offer, in any other transfer which would not, to the best knowledge of the transferring Miracle-Gro Shareholder, result in any person or group's acquiring beneficial ownership of 3% or more of the Total Voting Power. For purposes of clauses (A) and (B) only, the Company's right of first offer with respect to shares of Convertible Preferred Stock would be at a price equal to (x) the aggregate Market Price (as that term is defined in the Merger Agreement) of the Common Shares into which such shares of Convertible Preferred Stock could be converted at the time of the applicable transfer notice multiplied by (y) 105%.

     Following the Standstill Period, the Warrants and the Common Shares underlying the Warrants and the Convertible Preferred Stock will be freely transferable, subject to the requirements of the Securities Act and applicable law.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Pursuant to the Code of Regulations of the Company, the Board of Directors has set the authorized number of directors at twelve (12), divided into three classes with regular three-year staggered terms. The four Class I directors hold office for terms expiring at the Annual Meeting, the four Class II directors hold office for terms expiring in 2000, and the four Class III directors hold office for terms expiring in 2001.

     The election of each class of directors is a separate election. Pursuant to the terms of the Merger Agreement, the Miracle-Gro Shareholders, through their Shareholder Representative, designated Messrs. Horace Hagedorn, Kenlon and James Hagedorn as Board members. Until the earlier of the expiration of the Standstill Period and such time as the Miracle-Gro Shareholders no longer beneficially own at least 19% of the Voting Stock of the Company, the Shareholder Representative will continue to be entitled to designate one person to be nominated for election as a director in the class whose term expires in any year.

     The Board of Directors proposes that the four nominees identified below be elected to Class I for a new term to expire at the Annual Meeting of Shareholders to be held in 2002 and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named in the accompanying proxy card will vote for the substitute nominee designated by the Board of Directors.

     The following information, as of December 1, 1998, with respect to the principal occupation or employment, other affiliations and business experience of each director during the last five years has been furnished to the Company by each director. Except where indicated, each director has had the same principal occupation for the last five years.

                  (Remainder of page intentionally left blank)

          NOMINEES STANDING FOR RE-ELECTION TO THE BOARD OF DIRECTORS

             CLASS I -- TERMS TO EXPIRE AT THE 2002 ANNUAL MEETING

CHARLES M. BERGER, age 62
Chairman of the Board, President and Chief Executive Officer of the Company since August 1996

     Mr. Berger was elected Chairman of the Board, President and Chief Executive Officer of the Company in August 1996. Mr. Berger came to the Company from H. J. Heinz Company, where he served as Chairman, President and Chief Executive Officer of Weight Watchers International, a Heinz affiliate, from 1978 to September 1994. From October 1994 to August 1996, he was Chairman and CEO of Heinz India Pvt. Ltd. (Bombay). During his 32-year career at Heinz, he also held the positions of Managing Director and CEO of Heinz-Italy (Milan), the largest Heinz profit center in Europe; General Manager, Marketing, for all Heinz U.S. grocery products; Marketing Director for Heinz U.K. (London); and Director of Corporate Planning at Heinz World Headquarters. He is also a former director of Miracle-Gro Products.

Committee Membership: None at this time

JAMES HAGEDORN, age 43
President, Scotts North America, of the Company since December 1998 and Director of the Company since 1995

     Mr. Hagedorn was named President, Scotts North America, in December 1998. He was previously Executive Vice President, U.S. Business Groups, of the Company since October 1996. From May 1995 to October 1996, he served as Senior Vice President, Consumer Gardens Group, of the Company. Mr. Hagedorn has also been Executive Vice President of Scotts' Miracle-Gro Products, Inc. ("Scotts' Miracle-Gro") since May 1995. Mr. Hagedorn was Executive Vice President of Miracle-Gro Products from 1989 until May 1995. He was previously an officer and an F-16 pilot in the United States Air Force. James Hagedorn is the son of Horace Hagedorn.

Committee Membership: Nominating and Board Governance

KAREN G. MILLS, age 45
Director of the Company since 1994

     Ms. Mills is President of MMP Group, Inc., an advisory company serving leveraged buy-out firms, company owners and CEOs. From 1983 to 1993, she served as Managing Director at E.S. Jacobs and Company and as Chief Operating Officer of its Industrial Group. She previously held positions at McKinsey and Co. and General Foods, Inc. Ms. Mills is currently a board member of Edwards Fine Foods, a privately-held company, and Arrow Electronics, Inc.

Committee Membership: Nominating and Board Governance (Chairman)

JOHN WALKER, PH.D., age 58
Director of the Company since May 1998

     In May 1998, Dr. Walker was selected by the Company's Board of Directors to fill the vacancy on the Board created by the resignation of Tadd C. Seitz, for the remainder of Mr. Seitz' unexpired term. Since September 1994, Dr. Walker has been Chairman of Advent International plc, a private equity management company based in Boston, Massachusetts which manages over $3 billion on a global basis. In May 1984, he co-founded Trinity Capital Partners, a venture firm specializing in healthcare and environmental business investments. He continued his association with Trinity until 1994.

Committee Membership: Compensation and Organization

             CLASS II -- TERMS TO EXPIRE AT THE 2000 ANNUAL MEETING

JAMES B BEARD, PH.D., age 63
Director of the Company since 1989

     Dr. Beard is Professor Emeritus of Turfgrass Physiology and Ecology at Texas A&M University where he served from 1975 to 1992. He has been President and Chief Scientist at the International Sports Turf Institute, Inc. ("ISTI") since July 1992. Dr. Beard is the author of seven books and over 500 scientific articles on turfgrass science and is an active lecturer and consultant both nationally and internationally. He is a Fellow of the American Society of Agronomy and of the American Association of the Advancement of Science, and was the first President of the International Turfgrass Society. He has also served as President of the Crop Science Society of America.

Committee Membership: Audit

JOHN KENLON, age 67
President, Consumer Gardens Group, of the Company since December 1996 and Director of the Company since 1995

     Mr. Kenlon was named President, Consumer Gardens Group, of the Company in December 1996. He remains Chief Operating Officer and President of Scotts' Miracle-Gro, positions held since May 1995. Mr. Kenlon was the President of Miracle-Gro Products from December 1985 until May 1995. Mr. Kenlon began his association with the Miracle-Gro companies in 1960.

Committee Membership: None at this time

JOHN M. SULLIVAN, age 63
Director of the Company since 1994

     Mr. Sullivan serves as a director of Rental Services Corp. Mr. Sullivan is also an independent director for various privately-held corporations, including Bell Sports, Inc. and Silver Cinemas International, Inc.

Committee Membership: Compensation and Organization

L. JACK VAN FOSSEN, age 61
Director of the Company since 1993

     Mr. Van Fossen was Chief Executive Officer and President of Red Roof Inns, Inc., an owner and operator of motels, from 1991 to 1995. Since July 1988, Mr. Van Fossen has served as President of Nessoff Corporation, a privately-owned investment company. He is a director of Famous Fraternity Sportswear, Inc., a privately-owned company. Mr. Van Fossen is also a director of Cardinal Health, Inc.

Committee Membership: Audit (Chairman)

            CLASS III -- TERMS TO EXPIRE AT THE 2001 ANNUAL MEETING

JOSEPH P. FLANNERY, age 66
Director of the Company since 1987

     Mr. Flannery has been President, Chief Executive Officer and Chairman of the Board of Directors of Uniroyal Holding, Inc. since 1986. Mr. Flannery is also a director of Ingersoll-Rand Company, Kmart Corporation, Newmont Mining Corporation and Arvin Industries, Inc.

Committee Membership: Compensation and Organization (Chairman)

HORACE HAGEDORN, age 83
Vice Chairman of the Board and Director of the Company since 1995

     Mr. Hagedorn was named Vice Chairman of the Board and a director of the Company, and Chairman of the Board and Chief Executive Officer of Scotts' Miracle-Gro, in May 1995. In March 1997, he retired as an officer of Scotts' Miracle-Gro. Mr. Hagedorn founded Miracle-Gro Products in 1950 and served as Chief Executive Officer of Miracle-Gro Products from 1985 until May 1995. Horace Hagedorn is the father of James Hagedorn.

Committee Membership: None at this time

ALBERT E. HARRIS, age 66
Director of the Company since November 1997

     In November 1997, Mr. Harris was selected by the Company's Board of Directors to fill the vacancy on the Board created by the resignation of Donald
A. Sherman, for the remainder of Mr. Sherman's unexpired term. Mr. Harris is co-founder and, effective July 1997, the retired President of EDBH, Inc., a privately-held company which develops international optical businesses. From 1988 until July 1997, he served as either Chairman or President of that company, which has established a chain of approximately 200 superoptical stores, operating under the "Vision Express(R)" name and located primarily in the United Kingdom. Since 1992, Mr. Harris has also been a trustee of Fountain Square Funds, a mutual funds family established by The Fifth Third Bank, and is currently the Chairman of that group of funds. Fountain Square Funds is registered as an investment company under the Investment Company Act of 1940.

Committee Membership: Nominating and Board Governance; Compensation and Organization

PATRICK J. NORTON, age 47
Director of the Company since July 1998

     In July 1998, Mr. Norton was selected by the Company's Board of Directors to fill the vacancy on the Board created by the withdrawal from re-nomination of John S. Chamberlin as a Class III director in 1998. From 1983 to February 1997, Mr. Norton was the President, Chief Executive Officer and a director of Barefoot Inc., the second largest lawn care company in the U.S. prior to its acquisition in February 1997 by ServiceMaster. Mr. Norton serves on the Board of Directors of Landcare USA, a commercial landscape company primarily involved in landscape maintenance.

Committee Membership: Audit

RECOMMENDATION AND VOTE

     Under Ohio law and the Company's Code of Regulations, the four nominees for election in Class I receiving the greatest number of votes will be elected.

     Common Shares and shares of Convertible Preferred Stock represented by the accompanying proxy card will be voted FOR the election of the above-named nominees unless authority to vote for one or more nominees is withheld. Shareholders may withhold authority to vote for the entire slate as nominated or, by writing the name of one or more nominees in the space provided in the proxy card, withhold the authority to vote for such nominee or nominees. Common Shares and shares of Convertible Preferred Stock as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the form of proxy.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE-NAMED CLASS I DIRECTOR NOMINEES.

COMMITTEES AND MEETINGS OF THE BOARD

     The Board of Directors held eight regularly scheduled or special meetings during the fiscal year ended September 30, 1998 (the "1998 fiscal year"). The Board of Directors has three standing committees: the Audit Committee; the Compensation and Organization Committee; and the Nominating and Board Governance Committee. Each current member of the Board attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the committees on which he or she served during the 1998 fiscal year, with the exception of Dr. Walker, who attended three of four Board meetings and one of two Compensation and Organization Committee meetings held since his appointment to the Board in May 1998.

     Audit Committee. The Audit Committee reviews and approves the scope and results of any outside audit of the Company and the fees therefor and makes recommendations to the Board of Directors or management concerning auditing and accounting matters and the selection of outside auditors. The Audit Committee met eight times during the 1998 fiscal year.

     Compensation and Organization Committee. The Compensation and Organization Committee reviews, considers and acts upon matters of salary and other compensation and benefits of all officers and other employees of the Company, and acts upon all matters concerning, and exercises such authority as is delegated to it under the provisions of, any benefit, retirement or pension plan maintained by the Company. This Committee also advises the Board regarding executive officer organizational issues and succession plans. The Compensation and Organization Committee met six times during the 1998 fiscal year.

     Nominating and Board Governance Committee. The Nominating and Board Governance Committee recommends policies on the composition of the Board of Directors and nominees for membership on the Board. This Committee has not established a procedure for shareholders to recommend nominees to the Board for the Annual Meeting, but rather conducts, and will conduct, its own search for available, qualified nominees. The Nominating and Board Governance Committee met five times during the 1998 fiscal year.

COMPENSATION OF DIRECTORS

     Each director of the Company who is not an employee of the Company (the "Non-employee Directors"), receives a $30,000 annual retainer for Board and committee meetings plus all reasonable travel and other expenses of attending such meetings.

     Non-employee Directors who are not members of a Board committee receive an annual grant, on the first business day following the date of each Annual Meeting of Shareholders, of options to purchase 5,000 Common Shares at an exercise price equal to the fair market value of the Common Shares on the date of the grant. Non-employee Directors who are members of a Board committee receive options to purchase an additional 500 Common Shares for each committee on which they serve (with committee chairs receiving options to purchase an additional 1,000 Common Shares for each committee they chair). Options granted to a Non-employee Director become exercisable six months after the date of grant and remain exercisable until the earlier to occur of (i) the tenth anniversary of the date of grant or (ii) the first anniversary of the date the Non-employee Director ceases to be a member of the Company's Board of Directors, except that if the Non-employee Director ceases to be a member of the Board after having been convicted of or pled guilty or nolo contendere to a felony, his or her options will be canceled on the date he or she ceases to be a Director.

                  (Remainder of page intentionally left blank)

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ended September 30, 1998, 1997 and 1996, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                           ------------
                                                                              AWARDS
                                                                           ------------
                                                                            SECURITIES
                                                ANNUAL COMPENSATION         UNDERLYING
                                  FISCAL    ---------------------------      OPTIONS/         ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR     SALARY($)(1)    BONUS($)(1)     SARS(#)(2)     COMPENSATION($)
---------------------------       ------    ------------    -----------    ------------    ---------------
Charles M. Berger:..............   1998       $461,290       $382,536        150,000          $ 25,397(3)
  Chairman of the Board,           1997       $407,000       $352,000              0          $  3,200(4)
  President and Chief              1996       $ 61,667       $      0        250,000          $      0
  Executive Officer(5)

James Hagedorn:.................   1998       $294,667       $218,003         90,000          $ 11,479(4)
  President, Scotts                1997       $253,500       $180,000        126,000          $  3,200(4)
  North America(6)                 1996       $208,058       $      0              0          $      0

Jean H. Mordo:..................   1998       $312,750       $186,708         60,000          $ 28,027(7)
  Executive Vice President         1997       $232,707       $190,000        150,000          $110,810(8)
  and Chief Financial Officer(9)   1996             --             --             --                --

John Kenlon:....................   1998       $253,969       $168,939         30,000          $ 20,573(4)
  President, Consumer              1997       $228,123       $125,000         55,000          $  3,200(4)
  Gardens Group(10)                1996       $193,934       $125,000              0          $      0

James L. Rogula:................   1998       $235,850       $178,486         25,000          $ 11,648(4)
  Senior Vice President,           1997       $213,000       $165,946         55,000          $  3,200(4)
  Consumer Pesticides              1996       $213,750       $      0              0          $      0
  Business Group(11)

---------------
(1) Includes compensation which may be deferred under the Executive Plan.

(2) These numbers represent options for Common Shares granted pursuant to the Company's 1992 Long Term Incentive Plan (the "1992 Plan") or the Company's 1996 Stock Option Plan, as amended (the "1996 Plan"). See the table under "OPTION GRANTS IN LAST FISCAL YEAR" for more detailed information on such options.

(3) Includes a $13,281 reimbursement for taxable relocation expense and a $12,116 contribution by the Company to the RSP.

(4) Contributions made by the Company to the RSP.

(5) Mr. Berger was elected Chairman, President and Chief Executive Officer of the Company in August 1996.

(6) Mr. James Hagedorn was named President, Scotts North America, of the Company in December 1998. He was previously Executive Vice President, U.S. Business Groups, of the Company since October 1996.

(7) Includes a $15,911 reimbursement for taxable relocation expense and a $12,116 contribution by the Company to the RSP.

(8) Includes a $107,610 (net $70,000) sign-on bonus, and a contribution of $3,200 made by the Company to the RSP.

(9) Mr. Mordo was named Executive Vice President and Chief Financial Officer in January 1997. In September 1998, he was named interim head of the International Business Group of the Company.

(10) Mr. Kenlon was named President, Consumer Gardens Group, of the Company in December 1996. Since May 1995, he has also been Chief Operating Officer and President of Scotts' Miracle-Gro.

(11) Mr. Rogula was named Senior Vice President, Consumer Pesticides Business Group, of the Company in October 1998. Prior thereto, he had been Senior Vice President, Consumer Lawns Group, of the Company since October 1996.

GRANTS OF OPTIONS

     The following table sets forth information concerning individual grants of non-qualified stock options made during the 1998 fiscal year under the 1996 Plan to each of the individuals named in the Summary Compensation Table. The Company has never granted stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                                  % OF                                   VALUE AT ASSUMED
                               NUMBER OF         TOTAL                                 ANNUAL RATES OF STOCK
                              SECURITIES        OPTIONS                                 PRICE APPRECIATION
                              UNDERLYING       GRANTED TO    EXERCISE                   FOR OPTION TERM(2)
                                OPTIONS       EMPLOYEES IN     PRICE     EXPIRATION   -----------------------
NAME                         GRANTED(#)(1)    FISCAL YEAR    ($/SHARE)      DATE        5%($)        10%($)
----                         -------------    ------------   ---------   ----------   ----------   ----------
Charles M. Berger..........      75,000(3)        8.00%       $26.500     10/19/07    $1,249,928   $3,167,563
                                 75,000(4)        8.00%       $30.125     09/22/08    $1,420,909   $3,600,862
James Hagedorn.............      45,000(3)        4.80%       $26.500     10/19/07    $  749,957   $1,900,538
                                 45,000(5)        4.80%       $30.125     09/22/08    $  852,545   $2,160,517
Jean H. Mordo..............      35,000(3)        3.73%       $26.500     10/19/07    $  583,300   $1,478,196
                                 25,000(5)        2.66%       $30.125     09/22/08    $  473,636   $1,200,287
John Kenlon................      15,000(3)        1.60%       $26.500     10/19/07    $  249,986   $  633,513
                                 15,000(5)        1.60%       $30.125     09/22/08    $  284,182   $  720,172
James L. Rogula............      10,000(3)        1.06%       $26.500     10/19/07    $  166,657   $  422,342
                                 15,000(5)        1.60%       $30.125     09/22/08    $  284,182   $  720,172

---------------

(1) In the event of a "Change in Control" (as defined in the 1996 Plan), each option will be canceled in exchange for the payment to the optionee of cash in an amount equal to the excess of the highest price paid (or offered) for Common Shares of the Company during the preceding 30 day period over the exercise price for such option. Notwithstanding the foregoing, if the Compensation and Organization Committee determines that the optionee will receive a new award (or have the options honored or assumed) in a manner which preserves its value and eliminates the risk that the value of the award will be forfeited due to involuntary termination, no cash payment will be made as a result of a Change in Control. If any cash payment is to be made with respect to options granted within six months of the date on which a Change in Control occurs, the cash payment will not occur unless and until the cash payment may be made without subjecting the optionee to potential liability under Section 16(b) of the Exchange Act by reason of such cash payment. In the event of termination of employment by reason of retirement, long-term disability or death, the options may thereafter be exercised in full for a period of five years, subject to the stated term of the options. The options are forfeited if the holder's employment is terminated for cause. In the event an option holder's employment is terminated for any reason other than retirement, long-term disability, death or for cause, any exercisable options held by him at the date of termination may be exercised for a period of 90 days, subject to the stated terms of the options.

(2) The amounts reflected in this table represent certain assumed rates of appreciation only. Actual realized values, if any, on option exercises will be dependent on the actual appreciation of the Common Shares of the Company over the term of the options. There can be no assurances that the Potential Realizable Values reflected in this table will be achieved.

(3) These options were granted on October 20, 1997 under the 1996 Plan and become exercisable on October 20, 2000.

(4) These options were granted on September 23, 1998 under the 1996 Plan and become exercisable on September 23, 1999.

(5) These options were granted on September 23, 1998 under the 1996 Plan and become exercisable on September 23, 2001.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to options exercised during the 1998 fiscal year and unexercised options held as of the end of the 1998 fiscal year by each of the individuals named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                NUMBER                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                             OF SECURITIES                   UNDERLYING UNEXERCISED             IN-THE-MONEY
                              UNDERLYING                      OPTIONS AT FY-END(#)         OPTIONS AT FY-END($)(1)
                                OPTIONS         VALUE      ---------------------------   ---------------------------
NAME                           EXERCISED     REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         -------------   -----------   -----------   -------------   -----------   -------------
Charles M. Berger..........     0              --            250,000        150,000      $3,093,750     $  271,875
James Hagedorn.............     0              --             34,000        206,000      $  337,250     $1,417,000
Jean H. Mordo..............     0              --            100,000        110,000      $  887,500     $  570,625
John Kenlon................     0              --             34,000         75,000      $  337,250     $  545,000
James L. Rogula............     0              --             28,000         70,000      $  366,500     $  526,875

---------------
(1) "Value of Unexercised In-the-Money Options at FY-End" is based upon the fair market value of the Company's Common Shares on September 30, 1998 ($30.125) less the exercise price of in-the-money options at the end of the 1998 fiscal year.

PENSION PLANS

     The Company maintains a tax-qualified non-contributory defined benefit pension plan (the "Pension Plan"). Eligibility for and accruals under the Pension Plan were frozen as of December 31, 1997.

     Monthly benefits under the Pension Plan upon normal retirement (age 65) are determined under the following formula:


    (a)  (i)   1.5% of the individual's highest average annual compensation for 60 consecutive months during the ten-year period ending
               December 31, 1997; times

         (ii) years of benefit service through December 31, 1997; reduced by

    (b)  (i)   1.25% of the individual's primary Social Security benefit;
               times

         (ii)  years of benefit service through December 31, 1997.

     Compensation includes all earnings plus 401(k) contributions and salary reduction contributions for welfare benefits, but does not include earnings in connection with foreign service, the value of a company car, separation or other special allowances. An individual's primary Social Security benefit is based on the Social Security Act as in effect on December 31, 1997 and assumes constant compensation through age 65. No more than 40 years of benefit service are taken into account. The Pension Plan includes additional provisions for early retirement.

     Benefits under the Pension Plan are supplemented by benefits under The O.M. Scotts & Sons Company Excess Benefit Plan (the "Excess Benefit Plan"), which was assumed by the Company. The Excess Benefit Plan was established October 1, 1993 and was frozen as of December 31, 1997. The Excess Benefit Plan provides additional benefits to participants in the Pension Plan whose benefits are reduced by limitations imposed under

Section 415 and 401(a)(17) of the Internal Revenue Code (the "Code"). Under the Excess Benefit Plan, executive officers and certain key employees will receive, at the time and in the same form as benefits are paid under the Pension Plan, additional monthly benefits in an amount which, when added to the benefits paid to the participant under the Pension Plan, will equal the benefit amount such participant would have earned but for the limitations imposed by the Code.

     The estimated annual benefits under the Pension Plan and the Excess Benefit Plan payable upon retirement at normal retirement age for each of the executive officers of the Company named in the Summary Compensation Table are:

                                      YEARS OF BENEFIT SERVICE    TOTAL BENEFIT
                                      ------------------------    -------------
Charles M. Berger...................            0.333               $  134.01
James Hagedorn......................           9.9167               $3,368.46
Jean H. Mordo.......................              N/A                     N/A
John Kenlon.........................           2.0000               $  731.42
James L. Rogula.....................           1.9167               $  461.93

     Associates participate in the Company's Retirement Savings Plan (the "RSP", f/k/a The Scotts Company Profit Sharing and Savings Plan). The RSP, as amended and restated effective as of December 31, 1997, consolidated various defined contribution retirement plans in effect at the Company and its U.S. subsidiaries. The RSP permits 401(k) contributions, employee after-tax contributions, Company matching contributions, Company retirement contributions, and, between 1998 and 2002 for participants whose benefits were frozen under the Pension Plan (and the Scotts-Sierra Horticultural Products Company Retirement Plan for Salaried Employees), certain transitional contributions based on age and service.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company entered into an Employment Agreement with Mr. Berger effective August 7, 1998 (the "Berger Agreement"), providing for his employment as Chairman, President and Chief Executive Officer of the Company until August 2001, at an annual base salary of $500,000 per year, plus incentive bonus under The Scotts Company Executive Management Incentive Plan (the "Bonus Plan"). If Mr. Berger's employment is terminated by the Company without "cause" (as defined in the Berger Agreement), as a result of his death or disability, as a result of "cause" by Mr. Berger (also as defined) or as a result of a "change of control" (as defined), he will be entitled to have his base salary continued at the rate then in effect for two years thereafter, and to receive incentive compensation equal to the lesser of his target percentage under the Bonus Plan then in effect or the amount of his last actual bonus under the Bonus Plan, also for the two-year period after the date of termination. If Mr. Berger voluntarily terminates his employment, or if his employment is terminated for any other reason (including for "cause" by the Company), Mr. Berger is entitled to receive his base salary through the date of termination. In connection with entering into his Employment Agreement, pursuant to three Stock Option Agreements dated as of September 23, 1998, October 21, 1998 and September 24, 1999, Mr. Berger was granted options to purchase 150,000 Common Shares of the Company under the two agreements dated in 1998, and will be granted options to purchase an additional 75,000 Common Shares under the agreement dated as of 1999, totaling 225,000 Common Shares. The options vest one year from the respective dates of grant. Options are exercisable at a purchase price of $30.125 per share under the September 1998 agreement, $30.00 per share under the October 1998 agreement and at fair market value on the date of grant under the agreement dated as of 1999. The exercise price is subject to adjustment in the event of certain corporate changes. These options expire ten years from the respective dates of grant.

     In connection with the transactions contemplated by the Merger Agreement, the Company and Scotts' Miracle-Gro entered into an employment agreement with John Kenlon and the Company entered into an employment agreement with James Hagedorn (together, the "Employment Agreements"). Under such Employment Agreements, John Kenlon is to serve as President of Scotts' Miracle-Gro and James Hagedorn is to serve as Senior Vice President of the Company. In October 1996, John Kenlon was named President, Consumer Gardens

Group, of the Company, and James Hagedorn was named Executive Vice President, U.S. Business Groups, of the Company. In December 1998, James Hagedorn was named President, Scotts North America, of the Company.

     Each of the Employment Agreements has a term of three years, and is automatically renewed for an additional year each subsequent year, unless either party notifies the other party of his/its desire not to renew. The Employment Agreements provide for a minimum annual base salary of $195,000 and $200,000 for John Kenlon and James Hagedorn, respectively, and participation in the various benefit plans available to senior executive officers of the respective employers. In addition, pursuant to the Employment Agreements, the Company granted to each of John Kenlon and James Hagedorn options to acquire 24,000 Common Shares. Upon certain types of termination of employment with the applicable employer (e.g., a termination by the applicable employer for any reason other than "cause" (as defined in the Employment Agreements) or a termination by the employee entering into such Employment Agreement (the "Employee") constituting "good reason" (as defined in the Employment Agreements)), the Employee will become entitled to receive certain severance benefits including a payment equal to three times the sum of such Employee's base salary then in effect plus such Employee's highest annual bonus in any of the three preceding years. Upon termination of employment for any other reason, the Employee or his beneficiary will be entitled to receive all unpaid amounts of base salary and benefits under the executive benefit plans in which he participated.

     The Employment Agreements contain confidentiality and noncompetition provisions which prevent the applicable Employee from disclosing confidential information about the Company and from competing with the Company during his employment therewith and for an additional three years thereafter.

     The Company entered into an employment arrangement with Mr. Mordo effective March 1, 1997, relating to his employment as Executive Vice President and Chief Financial Officer of the Company. If Mr. Mordo's employment is terminated by the Company without "cause," as a result of his death or disability, or as a result of a "change of control," he will be entitled to have his base salary continued at the rate then in effect for two years thereafter, and to receive incentive compensation comparable to the prior year's level, also for the two-year period after termination. Mr. Mordo was also granted options to purchase 150,000 Common Shares of the Company, one-third of which vested in each of March 1997 and March 1998, and one-third of which will vest in March 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. James Hagedorn is the President and Treasurer and owns 83% of the shares of Hagedorn Aviation, a company which owns the aircraft used for certain business travel by James Hagedorn and, on occasion, the senior management of the Company. Horace Hagedorn is the Vice President of Hagedorn Aviation and owns the remaining 17% equity interest. The Company pays charges by Hagedorn Aviation for flight time at the rate of $150 per hour of flight. The charges cover the cost to operate and maintain the aircraft. During the 1998 fiscal year, the Company paid a total of approximately $30,000 to Hagedorn Aviation for such service, which constituted more than five percent of Hagedorn Aviation's consolidated gross revenues for its last full fiscal year.

     Dr. Beard is the sole shareholder and officer of ISTI, a company which provides turf grass science and culture lectures by Dr. Beard in five European countries. During fiscal 1998, Dr. Beard gave nine lectures on behalf of Scotts Europe BV, a wholly-owned subsidiary of the Company. The Company paid $15,000 to ISTI for such lectures during the 1998 fiscal year, which constituted more than five percent of ISTI's consolidated gross revenues for its last full fiscal year.

PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in the Company's cumulative total shareholder return (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of the Company's Common Shares at the end and the beginning of the measurement period; by (ii) the price of the Company's Common Shares at the beginning of the measurement period) against the cumulative return of (a) the Standard & Poor's 500 Composite Stock Index ("S&P 500 Comp"); (b) Standard & Poor's 500 Consumer Household Non-Durable Products Index ("S&P 500 Household");and (c) the Russell 2000 ("the Russell 2000"); each for the period from September 30, 1993 to September 30, 1998. The comparison assumes $100 was invested on September 30, 1993 in the Company's Common Shares and in each of the foregoing indices and assumes reinvestment of dividends. For fiscal 1998 and hereafter, the Company intends to include the Russell 2000 Index in lieu of the S&P 500 Comp Index because the companies within the Russell 2000 Index represent the U.S. small capitalization equity market, with an average market capitalization of $592 million, and the highest market capitalization at $2.73 billion, which management believes is more comparable to the Company's market capitalization.
[TOTAL SHAREHOLDER RETURNS GRAPH]

                                                                   S&P 500
                                The Scotts      S&P 500 Comp      Household
                                 Company           Index            Index         Russell 2000
Sep-93                           $100.00          $100.00          $100.00          $100.00
Sep-94                             84.35           103.69           119.73           102.68
Sep-95                            120.41           134.53           157.32           126.67
Sep-96                            104.76           161.88           208.05           143.30
Sep-97                            142.86           227.36           291.61           190.86
Sep-98                            166.57           247.92           288.13           154.56

REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE ON EXECUTIVE COMPENSATION

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THIS REPORT AND THE GRAPH SET FORTH ABOVE UNDER "EXECUTIVE COMPENSATION -- PERFORMANCE GRAPH" SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

     The Compensation and Organization Committee of the Board of Directors of the Company (the "Committee") is comprised of four outside directors, none of whom is or was formerly an officer of the Company. During the 1998 fiscal year, none of the Company's executive officers served on the board of any entity of which any director of the Company was an executive officer. The Committee has retained outside legal counsel and compensation consultants.

  Role of the Committee

     The Committee's primary function is to oversee the Company's executive compensation program. In this role, the Committee reviews the general compensation philosophy of the Company and, in keeping with such philosophy, recommends the forms and terms of compensation to be paid to the Chairman, President and Chief Executive Officer (the "CEO") and the other executive officers of the Company (the "Executive Officers"). The Committee annually reviews the performance of the CEO and the Executive Officers, and in light of their performance, recommends the respective compensation adjustments, if any, they should receive.

     Additionally, the Committee oversees the operation of the Bonus Plan by evaluating and approving the targets and objectives to be met by the Company and the Executive Officers before bonuses will be paid. At the end of each fiscal year, the Committee determines the extent to which these targets and objectives have been met and awards bonuses accordingly.

     The Committee is also charged with the responsibility for administering the Company's 1992 Plan and the Company's 1996 Plan (collectively, the "Plans"). It makes awards of stock options to key employees of the Company and its subsidiaries pursuant to the Plans.

     Finally, the Committee provides recommendations to the management of the Company and to the Board of Directors (the "Board") on issues regarding management organization and development. It provides recommendations regarding the appointment of Executive Officers and annually reviews executive continuity plans of the Company.

  Compensation Philosophy

     During fiscal year 1998, the Committee examined its compensation philosophy for the CEO and the Executive Officers, and refined the philosophy to better reflect the Company's business focus, and a strong performance orientation. Therefore, significant emphasis is being placed on performance-based pay, through both the annual and long-term incentive plans.

     The overall goal of the Company's executive compensation program is to provide a program that is competitive, attractive, and provides a strong link to Company results, especially returns to shareholders. With this in mind, the Committee determined, with the assistance of a nationally-recognized compensation consulting firm, that pay should be compared to other consumer products companies of similar size to the Company. Base salary and annual incentive opportunities are being targeted at the median of these companies, while long-term incentives are targeted at the 75th percentile. Through the use of these and other tools, the Company has been successful in attracting executives who are key members of the top management team, and instrumental in improving the performance of the Company.

     In making compensation-specific compensation decisions, the Committee considers the following objectives:

        - Performance should be a key determinant of pay, with total compensation falling well below competitive levels when performance goals are not met, and above the competitive targets for superior performance.

        - Annual incentive compensation should be closely related to the financial performance of the Company and to the Executive Officers' achievement of individual goals and objectives for the fiscal year.

        - Short- and long-term incentives should provide the opportunity for significant upside potential, when warranted by performance.

        - Long-term incentives should reward Executive Officers for creating value for shareholders and for sustained long-term performance. Annual stock option grants will be the primary vehicle used by the Committee to achieve this objective.

        - The various elements of the Company's compensation program should assist it in recruiting, retaining and motivating the executive talent necessary to meet the Company's strategic goals.

  Committee Activity During the 1998 Fiscal Year

     The Committee met six times during the 1998 fiscal year and conducted the following business:

     Stock Option Grants. In September 1998, the Committee approved the issuance of 580,000 stock options to 193 individuals under the Company's 1996 Plan.

     1998 Bonus Plan. All Executive Officers of the Company are eligible to participate in the Bonus Plan. Payouts for Executive Officers in the Company's six business groups are based on the Company's earnings per share (30%), the adjusted contribution margins of their particular business group (50%) as well as individual goals (20%). Payouts for corporate Executive Officers are based on the Company's earnings per share (80%) as well as on individual goals (20%).

  Salary Adjustments, Bonus Awards and Stock Options Grants During the 1998 Fiscal Year

     Salary Adjustments. In October 1998, a base salary merit increase of 11%, or $50,000, was given to the CEO in recognition of his performance results as well as the Company's overall results. Executive Officers were granted salary increases ranging from 2.6% to 6.2% with an overall average merit budget of 5%.

     Bonus Awards Pursuant to the 1998 Bonus Plan. Based upon the Company's consolidated results, business group performance and individual goal attainment for the year, bonuses were paid to the CEO and all of the Executive Officers. The bonus payments were based upon targets set forth in the 1998 Bonus Plan and approved by the Committee. The "Summary Compensation Table" on page 12 of this Proxy Statement sets forth the bonus payments to the CEO and the four other most highly compensated Executive Officers.

     Stock Options. As discussed previously under "Committee Activity During the 1998 Fiscal Year", 580,000 stock options were granted under the 1996 Plan in September 1998. The CEO received grants totaling 150,000 Common Shares during fiscal 1998. The CEO's grants, as well as grants made to the four other most highly compensated Executive Officers of the Company, are reflected in the "Option Grants In Last Fiscal Year" table set forth on page 13 of this Proxy Statement. The option grants were based on survey data secured through the Committee's executive compensation consultant.

     CEO Employment Agreement. The Committee approved a three-year employment agreement for the CEO, through September, 2001. Under this agreement, Mr. Berger's base salary was increased to $500,000 from $450,000, effective October 1, 1998. His base salary will remain frozen for the remainder of the agreement while his target incentive will increase from 55% to 65% in 1999, 75% in 2000 and 85% in 2001. A total of 150,000 stock options were granted, and 75,000 stock options will be granted, to Mr. Berger. The stock options will vest on the first anniversary of the date of grant.

     Deductibility of Compensation. Section 162(m) of the Code prohibits a publicly-held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation." Internal Revenue Service regulations give some guidance to publicly-held corporations about how to qualify compensatory plans to meet the "performance-based compensation" requirements. The Company has determined that the 1996 Plan meets those requirements so that compensation which may be deemed to have been paid to Executive Officers would be considered "performance-based" under Section 162(m).

     The Company does not have a policy that requires all compensation payable in 1998 and thereafter to the covered Executive Officers to be deductible under
Section 162(m). Whenever possible, without distorting or discouraging incentives for performance that enhance the value of the Company, the Company will endeavor to cause such compensation to be structured so that all of it will be tax-deductible. In all cases, however, whether or not some portion of a covered Executive Officer's compensation is tax-deductible, the Company will continue to carefully consider the net cost and value to the Company of its compensation policies.

SUBMITTED BY THE COMPENSATION AND ORGANIZATION COMMITTEE OF THE COMPANY:

                                      JOSEPH P. FLANNERY, CHAIRMAN,
                                      ALBERT E. HARRIS, JOHN M. SULLIVAN AND
                                      JOHN WALKER, PH.D.

                                 PROPOSAL NO. 2

                   PROPOSAL TO APPROVE A FURTHER AMENDMENT TO
                         INCREASE THE NUMBER OF COMMON
                           SHARES AVAILABLE UNDER THE
                     SCOTTS COMPANY 1996 STOCK OPTION PLAN

     The Board unanimously recommends the approval of a further amendment to the 1996 Plan to increase the number of Common Shares available thereunder from 3,000,000 to 5,500,000.

GENERAL

     The Board adopted the 1996 Plan on February 12, 1996, and the Company's shareholders approved the 1996 Plan at the April 9, 1996 Annual Meeting. At the March 12, 1997 Annual Meeting, the shareholders approved an amendment to the 1996 Plan which increased the number of Common Shares available thereunder to 3,000,000. Under the 1996 Plan, the Committee may grant options to officers and other key employees of the Company and its subsidiaries. The purpose of the 1996 Plan is to attract, retain and motivate key domestic and international employees and directors of the Company, and to encourage them to have a financial interest in the Company.

     The number of optionees and the number of Common Shares subject to options awarded to each optionee may vary from year to year. The maximum number of Common Shares for which an individual may receive awards of options is limited to 150,000 Common Shares over any one-year period. The Company estimates that approximately 200 employees of the Company and its subsidiaries have been eligible to receive options under the 1996 Plan, including the CEO and the four other most highly compensated executive officers named in the Summary Compensation Table.

     Common Shares issued to satisfy option grants, may be unissued shares or treasury shares. Pursuant to the Merger Agreement with the Miracle-Gro Shareholders, the Company has agreed that it will use reasonable efforts to ensure that employee stock options are funded with Common Shares repurchased in the open market rather than with newly-issued Common Shares. If there is a stock split, stock dividend, recapitalization or other relevant change affecting the Company's Common Shares, appropriate adjustments will be made by the Committee to the number of shares that may be issued in the future and to the number of shares and strike price for all options granted prior to the event. If Common Shares underlying an option are not issued, those Common Shares will again be available for inclusion in future grants. The awards authorized under the Plan are subject to applicable tax withholding by the Company.

     To exercise an option, an optionee may pay the exercise price in cash or, if permitted by the Committee, by delivering Common Shares already owned by the optionee. The Committee may provide that if an employee exercises an option by surrendering Common Shares, the optionee will be granted a new option for a number of Common Shares equal to the number so surrendered, with such other terms and conditions as the Committee determines.

GRANTS UNDER THE PLAN

  Options for Employees

     The Committee may grant employees options qualifying as incentive stock options ("ISO") under Section 422 of the Code and non-qualified stock options ("NQSO"). The exercise price of either an NQSO or an ISO will be equal to the fair market value of the Common Shares on the date of grant. With respect to any individual who owns 10% or more of the voting stock of the Company (a "10% Owner"), the exercise price for an ISO will be equal to 110% of the fair market value of the Common Shares on the date of grant. For purposes of the 1996 Plan, fair market value means, on any date, the closing price of the Common Shares as reported on the New York Stock Exchange on such date. As of January 4, 1999, the fair market value of the Common Shares was $37.125 per share.

     The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. With respect to a 10% Owner, the term of an ISO may not exceed five years from the date of grant. The

Committee will determine the time or times when each option may be exercised. Options may be made exercisable in installments, and the exerciseability of options may be accelerated by the Committee. In the event that the Committee does not specify a specific exercise schedule at the time of grant, each option will become exercisable on the third anniversary of the date of grant.

  Options for Non-employee Directors

     Non-employee Directors receive an annual grant, on the first business day following the date of each Annual Meeting of Shareholders, of NQSOs to purchase Common Shares at an exercise price equal to the fair market value on the date of the grant. See "Compensation of Directors" on page 11 of this Proxy Statement.

  Termination of Employment

     In the event of termination of employment by reason of retirement, long-term disability or death, any option held by an employee may thereafter be exercised in full for a period of five years (or such shorter period as the Committee will determine at grant), subject in each case to the stated term of the option. In the case of an ISO, this five-year period is shortened to three months after termination of employment by reason of retirement and to one year after termination of employment by reason of death or long-term disability. In the event of an employee's termination of employment for cause, any options held by the employee will be forfeited. In the event of an employee's termination of employment for any reason other than retirement, long-term disability, death or for cause, any options held by the employee will remain exercisable, to the extent exercisable at the date of termination, until the earlier to occur of the expiration of the term of the options or the ninetieth day following termination of employment, whichever is shorter. Forfeiture of rights to options may be required if the optionee engages in certain acts with competitors of the Company, has not been available to assist the Company in certain respects or causes harm to the Company's interests.

  Change in Control Provisions

     The 1996 Plan provides that, except as provided below, in the event of a "Change in Control" (as defined in the 1996 Plan), each option granted to an employee will be canceled in exchange for cash in an amount equal to the excess of the highest price offered in conjunction with the Change in Control or paid for Common Shares during the preceding thirty-day period over the exercise price for such option. Notwithstanding the foregoing, if the Committee determines that the optionee will receive a new award (or have the prior option honored or assumed) in a manner which preserves its value and eliminates the risk that the value of the award will be forfeited due to involuntary termination, no cash payment will be made as a result of a Change in Control. Options granted to a Non-employee Director will be canceled upon a Change in Control for a payment in cash unless the Common Shares remain publicly traded, and the Director remains a Director of the Company, immediately following the Change in Control. If any cash payment would result in the optionee's incurring potential liability under
Section 16(b) of the Exchange Act, the cash payment will not occur unless and until such cash payment may be made without subjecting the individual to such potential liability.

  Other Information

     Awards under the 1996 Plan are not transferable except by will or the laws of descent and distribution, or, in the case of NQSOs, with the permission of the Committee to a "Permitted Transferee". The Board may terminate or suspend the 1996 Plan at any time but such termination or suspension will not affect any options then outstanding under the 1996 Plan. Unless terminated by action of the Board, the 1996 Plan will continue in effect until February 12, 2006, but awards granted prior to such date will continue in effect until they expire in accordance with their terms. The Board or the Committee may also amend the 1996 Plan as it deems advisable; however, it is presently intended that all material amendments to the 1996 Plan will be submitted to the shareholders for their approval to the extent required by Rule 16b-3 promulgated under the Exchange Act, as time to time in effect, and the Code. The Committee may amend the terms of any option theretofore granted, retroactively or prospectively, but no such amendment may adversely affect any such option without the holder's consent. No amendment which affects the provisions of the 1996 Plan pertaining to the options granted to Non-employee Directors may be adopted within six months of any prior amendment relating to such provisions of the 1996 Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal federal income tax consequences to the Company and participants in the 1996 Plan based on federal income tax laws currently in effect.

  ISOs

     An optionee who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise. However, upon the exercise of an ISO, the difference between the fair market value of the Common Shares of the Company received and the exercise price is a tax preference item potentially subject to the alternative minimum tax. However, on the later sale or other disposition of the Common Shares, generally only the difference between the fair market value of the Common Shares on the exercise date and the amount realized on the sale or disposition is includable in alternative minimum taxable income.

     Upon disposition of Common Shares acquired upon the exercise of an ISO, capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the optionee disposes of the Common Shares within two years of the date of grant or within one year from the date of the issuance of the Common Shares to the optionee (a "Disqualifying Disposition"), then the optionee will recognize ordinary income, as opposed to capital gain, at the time of the disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (i) the amount of gain realized on the disposition, or
(ii) the difference between the fair market value of the Common Shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term, mid-term or long-term capital gain or loss, depending upon the period of time the Common Shares have been held.

     The Company is not entitled to a tax deduction upon either the exercise of an ISO or the disposition of Common Shares acquired pursuant to such exercise, except to the extent that the optionee recognizes ordinary income in a Disqualifying Disposition. Ordinary income from a Disqualifying Disposition will constitute compensation but will not be subject to tax withholding, nor will it be considered wages for payroll tax purposes.

     If the holder of an ISO pays the exercise price, in whole or in part, with already-owned Common Shares, the exchange should not affect the ISO tax treatment of the exercise. Upon such exchange, and except for Disqualifying Dispositions, no gain or loss is recognized by the optionee upon delivering already-owned Common Shares to the Company for payment of the exercise price. The Common Shares received by the optionee, equal in number to the already-owned Common Shares exchanged therefor, will have the same basis and holding period for capital gain purposes as the already-owned Common Shares. The optionee, however, will not be able to use the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. Common Shares received by the optionee in excess of the number of already-owned Common Shares will have a basis of zero and a holding period which commences as of the date the Common Shares are issued to the optionee upon exercise of the ISO. If the exercise of an ISO is effected using Common Shares previously acquired through the exercise of an ISO, the exchange of the already-owned Common Shares will be considered a disposition of such Common Shares for the purpose of determining whether a Disqualifying Disposition has occurred.

  NQSOs

     An optionee receiving an NQSO does not recognize taxable income on the date of grant of the NQSO, provided the NQSO does not have a readily ascertainable fair market value at the time it is granted. In general, the optionee must recognize ordinary income at the time of exercise of the NQSO in the amount of the difference between the fair market value of the Common Shares on the date of exercise and the exercise price. The ordinary income recognized will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by an optionee will be deductible by the Company in the year that the optionee recognizes the income if the Company complies with the applicable withholding requirements.

     If the sale of the Common Shares could subject the optionee to liability under Section 16(b) of the Exchange Act, the optionee generally will recognize ordinary income only on the date that the optionee is no longer subject to such liability in an amount equal to the fair market value of the Common Shares on such date less the exercise price. Nevertheless, the optionee may elect under
Section 83(b) of the Code within 30 days of the date of exercise to recognize ordinary income as of the date of exercise, without regard to the restriction of
Section 16(b).

     Common Shares acquired upon exercise of an NQSO will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the Common Shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the Common Shares, the optionee will recognize long-term capital gain or loss if the optionee has held the Common Shares for more than 18 months prior to disposition, mid-term capital gain or loss if the optionee has held the Common Shares for at least one year but less than 18 months, or short-term capital gain or loss if the optionee has held the Common Shares for one year or less.

     If the holder of an NQSO pays the exercise price, in whole or in part, with already-owned Common Shares, the optionee will recognize ordinary income in the amount by which the fair market value of the Common Shares received exceeds the exercise price. The optionee will not recognize gain or loss upon delivering such already-owned Common Shares to the Company. Common Shares received by an optionee, equal in number to the already-owned Common Shares exchanged therefor, will have the same basis and holding period as such already-owned Common Shares. Common Shares received by an optionee in excess of the number of such already-owned Common Shares will have a basis equal to the fair market value of such additional Common Shares as of the date ordinary income is recognized. The holding period for such additional Common Shares will commence as of the date of exercise or such other relevant date.

  Other Matters

     The 1996 Plan is intended to comply with Section 162(m) of the Code. Upon approval of the proposed amendment of the 1996 Plan by the shareholders, options granted under the 1996 Plan covering the additionally authorized Common Shares will qualify as performance-based compensation, as defined in Code Section 162(m) and the regulations promulgated thereunder. As such, any income attributable to such options will not be subject to the deduction limit of Code
Section 162(m).

PRIOR GRANTS UNDER THE 1996 PLAN; REASON FOR PROPOSAL

     A total of 1,500,000 Common Shares was originally authorized for issuance pursuant to the 1996 Plan. As of March 1997, options covering a total of 1,117,000 Common Shares had been granted under the 1996 Plan, and only 383,000 Common Shares remained available for the grant of new options. An additional 1,500,000 Common Shares were authorized by the shareholders at the March 1997 Annual Meeting, bringing the aggregate Common Shares then available to 3,000,000. As of December 3, 1998, options covering a total of 2,650,166 Common Shares had been granted under the 1996 Plan, and only 349,834 Common Shares remained available for the grant of new options. Of the options granted under the 1996 Plan, 45,999 have been exercised.

     The following table sets forth the number and average exercise price per share of options granted under the 1996 Plan to: (i) each of the executive officers of the Company named in the Summary Compensation Table; (ii) all current executive officers of the Company as a group; (iii) all current directors who are not executive officers as a group; (iv) each nominee for election as a director; and (v) all employees, including all current officers who are not executive officers, of the Company as a group. Other than persons identified in the following table, no options have been granted to associates of any of the directors, executive officers or nominees for election as a director of the Company, and no person has received 5% or more of the options granted under the 1996 Plan.

                                                                  NUMBER OF
                                                                   COMMON           AVERAGE EXERCISE
                                                              SHARES SUBJECT TO      PRICE PER SHARE
NAME OF INDIVIDUAL OR GROUP                                   OPTIONS RECEIVED     OF OPTIONS RECEIVED
---------------------------                                   -----------------    -------------------
Charles M. Berger, Chairman.................................        325,000             $25.4519
  of the Board, President and
  Chief Executive Officer (1)
  (also a Director Nominee)
James Hagedorn, President,..................................        216,000             $23.0035
  Scotts North America (1)
  (also a Director Nominee)
Jean H. Mordo, Executive....................................        210,000             $23.1815
  Vice President and Chief
  Financial Officer(1)
John Kenlon, President,.....................................         85,000             $22.2868
  Consumer Gardens Group
James L. Rogula, Senior.....................................         80,000             $22.0234
  Vice President,
  Consumer Pesticides Group
All Current Executive.......................................      1,427,500             $23.7609
  Officers, as a Group
All Current Directors.......................................        105,000             $24.5512
  who are not Executive
  Officers, as a Group
Nominees for Election
  as Non-employee Directors:
  Karen G. Mills............................................         16,000             $25.3359
  John Walker, Ph.D.........................................              0                    0
All Employees, including All
  Current Officers who are not
  Executive Officers, as a Group............................      1,117,666             $24.2000

---------------

(1) Messrs. Berger, James Hagedorn and Mordo have received greater than 5% of the options granted thus far under the 1996 Plan.

     THE COMMITTEE AND THE BOARD BELIEVE IT WOULD BE DESIRABLE TO HAVE MORE COMMON SHARES AVAILABLE UNDER THE 1996 PLAN TO BE USED TO RECRUIT NEW KEY EMPLOYEES AND FOR INCENTIVE PURPOSES, WHERE NECESSARY. THEY THEREFORE RECOMMEND THAT THE COMPANY'S SHAREHOLDERS APPROVE A FURTHER AMENDMENT TO THE 1996 PLAN TO MAKE AN ADDITIONAL 2,500,000 COMMON SHARES AVAILABLE THEREUNDER. THIS AMENDMENT WILL ALLOW THE 1996 PLAN TO REMAIN IN EFFECT, AND SHOULD ADDRESS THE NEED FOR AVAILABLE COMMON SHARES, FOR A NUMBER OF YEARS. IN ALL OTHER RESPECTS, THE PROVISIONS OF THE 1996 PLAN WILL REMAIN THE SAME.

RECOMMENDATION AND VOTE

     To be approved, this proposal requires the affirmative vote of the holders of a majority of the voting stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote thereon; provided that the total vote cast on the proposal represents over 50% of all voting stock entitled to vote on the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE APPROVAL OF THE ADOPTION OF THIS FURTHER AMENDMENT TO THE 1996 STOCK OPTION PLAN, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE. ABSTENTIONS ON THIS PROPOSAL WILL BE COUNTED FOR QUORUM PURPOSES WITH RESPECT TO THE VOTE ON THE 1996 PLAN

AND AS ENTITLED TO VOTE THEREON. BROKER NON-VOTES ARE NOT COUNTED FOR QUORUM PURPOSES WITH RESPECT TO THE VOTE ON THE 1996 PLAN OR AS ENTITLED TO VOTE THEREON.

                              INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed PricewaterhouseCoopers LLP as the Company's independent auditors for the 1999 fiscal year. PricewaterhouseCoopers LLP, a certified public accounting firm, has served as the Company's independent auditors since 1986.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as he or she may desire.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Proposals by shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than September 21, 1999, to be included in the Company's proxy, notice of meeting and proxy statement relating to such meeting and should be mailed to The Scotts Company, 14111 Scottslawn Road, Marysville, Ohio 43041, Attention:
Secretary. If a shareholder intends to present a proposal at the 2000 Annual Meeting of Shareholders, but has not sought the inclusion of such proposal in the Company's proxy, notice of meeting and proxy statement, such proposal must be received by the Secretary of the Company prior to December 5, 1999 or the Company's management proxies for the 2000 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in the Company's proxy, notice of meeting or proxy statement.

                                 OTHER BUSINESS

     The Board of Directors is aware of no other matter that will be presented for action at the 1999 Annual Meeting. If any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the persons authorized under management proxies will vote and act according to their best judgments in light of the conditions then prevailing.

                                 ANNUAL REPORT

     The Company's 1998 Annual Report to Shareholders containing audited financial statements for the 1998 fiscal year is being mailed to all shareholders of record with this Proxy Statement.

                                          Sincerely,

                                          /s/ Charles M. Berger
                                          CHARLES M. BERGER
                                          Chairman, President and Chief
                                          Executive Officer

                               THE SCOTTS COMPANY

                      1999 ANNUAL MEETING OF SHAREHOLDERS

                               Crowne Plaza Hotel
                            33 Nationwide Boulevard
                                 Columbus, Ohio
                                 (614) 461-4100
                               Fax (614) 461-5828

                        FEBRUARY 23, 1999 AT 10:00 A.M.

                                     [MAP]

                                  Directions:

TRAVELING ON I-71 NORTH -- Exit Fourth Street. Turn left on Fourth Street. Turn left on Chestnut Street. Turn right on High Street. Turn right on Nationwide Boulevard.

TRAVELING ON I-71 SOUTH -- To I-670 West. Third Street Exit. Turn right on Chestnut Street. Turn right on High Street. Turn right on Nationwide Boulevard.

TRAVELING ON I-70 WEST -- Exit Fourth Street (Exit 100B). Turn right on Fourth Street. Turn left on Chestnut Street. Turn right on High Street. Turn right on Nationwide Boulevard.

TRAVELING ON I-70 EAST -- Exit Fourth Street. Turn right on Fourth Street. Turn left on Chestnut Street. Turn right on High Street. Turn right on Nationwide Boulevard.

FROM PORT COLUMBUS AIRPORT TO DOWNTOWN -- I-670 West to Third Street Exit. Turn right on Chestnut Street. Turn right on High Street. Turn right on Nationwide Boulevard.

TO PORT COLUMBUS AIRPORT -- Turn right on Nationwide Boulevard. Turn left on Fourth Street. Take I-670 East to Columbus Airport.

                               THE SCOTTS COMPANY
                             1996 STOCK OPTION PLAN

                           (AS PROPOSED TO BE AMENDED)


                                   SECTION l.

                                     PURPOSE

         The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by
(a) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and Eligible Directors, and (b) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.


                                   SECTION 2.

                                   DEFINITIONS

         2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

         (a)      "Act" means the Securities Exchange Act of 1934, as amended.

         (b)      "Award" means any Option.

         (c)      "Board" means the Board of Directors of the Company.

         (d) "Cause" means (i) the willful failure by a Participant to perform substantially his duties as an Employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

         (e) "Change in Control" means the occurrence of any of the following events:

                  (i) the members of the Board at the beginning of any consecutive twenty-four calendar month period (the "Incumbent Directors") cease for any reason other than due to death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such twenty-four calendar month period, shall be treated as an Incumbent Director; or

                  (ii) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, any of its Subsidiaries, or any employee benefit plan of the Company or of any of its Subsidiaries,) is or becomes the

         "beneficial owner" (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of securities of the Company representing more than 49% of the combined voting power of the Company's then outstanding securities; or

                  (iii) the shareholders of the Company shall approve a definitive agreement (1) for the merger or other business combination of the Company with or into another corporation, a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the shareholders of the Company immediately prior to the effective date of such merger own less than 50% of the voting power in such corporation; or (2) for the sale or other disposition of all or substantially all of the assets of the Company; or

                  (iv) the purchase of Stock pursuant to any tender or exchange offer made by any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act), other than the Company, any of its Subsidiaries, or an employee benefit plan of the Company or of any of its Subsidiaries, for more than 49% of the Stock of the Company.

         (f) "Change in Control Price" means the highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.

         (g)      "Code" means the Internal Revenue Code of 1986, as amended.

         (h) "Committee" means the Compensation and Organization Committee of the Board which shall have the meaning ascribed to a "compensation committee" in Section 1.162-27(c)(4) of the final regulations promulgated under Section 162(m) of the Code and which shall consist of three or more members, each of whom shall be (i) a person from time to time permitted by the rules promulgated under Section 16 of the Act in order for grants of Awards to be exempt transactions under said Section 16 and (ii) receiving remuneration in no other capacity than as a director, except as permitted under Section 1.162-27(e)(3) of the final regulations promulgated under Section 162(m) of the Code and the rulings thereunder.

         (i) "Company" means The Scotts Company, an Ohio corporation, and any successor thereto.

         (j) "Director Option" means a "nonstatutory stock option" ("NSO") granted to each Eligible Director pursuant to Section 6.6 without any action by the Board or the Committee.

         (k) "Disability" means the inability of the Participant to perform his duties for a period of at least six months due to a physical or medical infirmity. Notwithstanding the foregoing, with respect to Incentive Stock Options, the term "Disability" shall be defined as such term is defined in
Section 22(e)(3) of the Code.

         (l) "Eligible Director" means, on any date, a person who is serving as a member of the Board and who is not an Employee.

         (m) "Employee" means any officer or other key executive and management employee of the Company or of any of its Subsidiaries.

         (n) "Fair Market Value" means, on any date, the closing price of the Stock as reported on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of the Stock are traded or quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on the New York Stock Exchange (or such other market or system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

         (o) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "Incentive Stock Option" (ISO) within the meaning of Section 422 of the Code or (ii) a NSO which does not qualify for treatment as an "Incentive Stock Option."

         (p) "Participant" means any Employee designated by the Committee to participate in the Plan.

         (q) "Plan" means The Scotts Company 1996 Stock Option Plan, as in effect from time to time.

         (r) "Retirement" means termination of a Participant's employment on or after the normal retirement date or, with the Committee's approval, on or after any early retirement date established under any retirement plan maintained by the Company or a Subsidiary in which the Participant participates.

         (s) "Stock" means the Common Shares, without par value, of the Company.

         (t) "Subsidiary" means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

         2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.


                                   SECTION 3.

                          ELIGIBILITY AND PARTICIPATION

         Except as otherwise provided in Section 6.6, the only persons eligible to participate in the Plan shall be those Employees selected by the Committee as Participants.


                                   SECTION 4.

                             POWERS OF THE COMMITTEE

         4.l        Power to Grant. The Committee shall determine the
Participants to whom Awards shall be granted, the type or types of Awards to be granted and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

         4.2 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations (including, without limitation, whether a Participant has incurred a Disability) necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.


                                   SECTION 5.

                              STOCK SUBJECT TO PLAN

         5.1 Number. Subject to the provisions of Section 5.3, the number of shares of Stock subject to Awards under the Plan may not exceed 5,500,000 shares of Stock. Subject to the provisions of Section 5.3, no Employee shall receive Awards for more than 150,000 shares of Stock over any one-year period. For this purpose, to the extent that any Award is cancelled (as described in Section 1.162-27(e)(2)(vi)(B) of the final regulations promulgated under Section 162(m) of the Code), such cancelled Award shall continue to be counted against the maximum number of shares of Stock for which Awards may be granted to an Employee under the Plan. The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose.

         5.2   Cancelled, Terminated, or Forfeited Awards. Except as provided in
Section 5.1, any shares of Stock subject to an Award which for any reason is cancelled, terminated or otherwise settled without the issuance of any Stock shall again be available for Awards under the Plan.

         5.3 Adjustment in Capitalization. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available for Awards under Section 5.1 or subject to outstanding Awards and the respective prices and/or limitations applicable to outstanding Awards may be appropriately adjusted by the Committee, whose determination shall be conclusive. If, pursuant to the preceding sentence, an adjustment is made to the number of shares subject to outstanding Options held by Participants a corresponding adjustment shall be made to the number of shares subject to outstanding Director Options and if an adjustment is made to the number of shares of Stock authorized for issuance under the Plan, a corresponding adjustment shall be made to the number of shares subject to each Director Option thereafter granted pursuant to Section 6.6.


                                   SECTION 6.

                                     OPTIONS

         6.1 Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) NSOs. The Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant. Without limiting the foregoing, the Committee may grant Options containing provisions for the issuance to the Participant, upon exercise of such Option and payment of the exercise price therefor with previously owned shares of Stock, of an additional Option for the number of shares so delivered, having such other terms and conditions not inconsistent with the Plan as the Committee shall determine. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

         6.2 Option Price. NSOs and Incentive Stock Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value of the Stock on the date the Option is granted. To the extent that an Incentive Stock Option is granted to a Participant who owns (actually or constructively under the provisions of Section 424(d) of the Code) Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company or of any Subsidiary, such Incentive Stock Option shall have an exercise price which is not less than 110% of the Fair Market Value on the date the Option is granted.

         6.3 Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions including the performance of a minimum period of service, as the Committee may impose, either at or after the time of grant of such Options; provided, however, that if the Committee does not specify another exercise schedule at the time of grant, each Option shall become exercisable on the third anniversary of the date of grant, subject to the Committee's right to accelerate the exercisability of such Option in its discretion. Notwithstanding the foregoing, no Option shall be exercisable for more than 10 years after the date on which it is granted; provided, however, in the case of an Incentive Stock Option granted to a Participant who owns (actually or constructively under the provisions of Section 424(d) of the Code) Stock possessing more than 10% of total combined voting power of all classes of Stock of the Company or any Subsidiary, such Incentive Stock Option shall not be exercisable for more than 5 years after the date on which it is granted.

         6.4 Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that written notice of exercise be given and that the Option price be paid in full in cash or equivalents, including by personal check, at the time of exercise or pursuant to any arrangement that the Committee shall approve. The Committee may, in its discretion, permit a Participant to make payment in Stock already owned by him, valued at its Fair Market Value on the date of exercise, as partial or full payment of the exercise price. As soon as practicable after receipt of a written exercise notice and full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock.

         6.5 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under Section 421 of the Code. Further, the aggregate Fair Market Value (determined as of the time an Incentive Stock Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Subsidiaries of the Company) shall not exceed $100,000.

         6.6 Director Options. Notwithstanding anything else contained herein to the contrary, on the first business day following the date of each annual meeting of shareholders during the term of the Plan, each Eligible Director who is not a member of a Board committee shall receive a Director Option to purchase 5,000 shares of Stock at an exercise price per share equal to the Fair Market Value of the Stock on the date of grant. An Eligible Director who is a member of one or more Board committees, shall receive a grant of 5,500 shares. An Eligible Director who chairs one or more Board committees shall receive a grant of 6,000 shares. Each Director Option shall be exercisable six months after the date of grant and shall remain exercisable until the earlier to occur of (i) the tenth anniversary of the date of grant or (ii) the first anniversary of the date the Eligible Director ceases to be a member of the Board, except that if the Eligible Director ceases to be a member of the Board after having been convicted of, or pled guilty or nolo contendere to, a felony, his Director Options shall be cancelled on the date he ceases to be a director. An Eligible Director may exercise a Director Option in the manner described in Section 6.3.


                                   SECTION 7.

                            TERMINATION OF EMPLOYMENT

         7.1 Termination of Employment Due to Retirement. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment terminates by reason of Retirement, any Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) may be exercised at any time prior to the expiration of the term of the Options or within five (5) years (or such shorter period as the Committee shall determine at the time of grant) following the Participant's termination of employment, whichever period is shorter. Notwithstanding any provision contained herein, with respect to any Incentive Stock Option, a Participant who terminates his employment by reason of Retirement may exercise such Incentive Stock Option at any time prior to the expiration of the term of the Option or within three (3) months following the Participant's termination of employment, whichever period is shorter.

         7.2 Termination of Employment Due to Death or Disability. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment terminates by reason of death or Disability, any Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) may be exercised by the Participant or the Participant's designated beneficiary, and if none is named, in accordance with Section 10.2, at any time prior to the expiration date of the term of the Options or within five (5) years (or such shorter period as the Committee shall determine at the time of grant) following the Participant's termination of employment, whichever period is shorter. Notwithstanding any provision contained herein, with respect to any Incentive Stock Option, a Participant whose employment terminates by reason of death or Disability may exercise (or his designated beneficiary may exercise, in the case of death) such Incentive Stock Option at any time prior to the expiration of the term of the Option or within one (1) year following the Participant's termination of employment, whichever period is shorter.

         7.3 Termination of Employment For Cause. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment is terminated for Cause, any Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) shall be forfeited.

         7.4 Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the employment of the Participant shall terminate for any reason other than one described in Section 7.1, 7.2 or 7.3, any Options granted to such Participant which are exercisable at the date of the Participant's termination of employment, or on such accelerated basis as the Committee may have determined in its discretion, shall remain exercisable until the earlier to occur of (i) the expiration of the term of such Options or (ii) the ninetieth day following the Participant's termination of employment, whichever period is shorter.

         7.5 Limitations on Exercisability Following Termination of Employment. No Options shall be exercisable after termination of employment unless the Participant shall have, during the time period in which the Options are exercisable, (a) refrained from serving as an officer, director or employee of any individual, partnership or corporation, or the owner of a business, or a member of a partnership which conducts business in competition with the Company or renders any service (including, without limitation, advertising agencies and business consultants) to competitors with any portion of the business of the Company, (b) been available, if so requested by the Company, at reasonable times and upon a reasonable basis, to consult with, supply information to, and otherwise cooperate with, the Company, and (c) refrained from engaging in a deliberate action which has been determined by the Committee to cause substantial harm to the interests of the Company. If any of these conditions is not fulfilled, the Committee may require the Participant to forfeit all rights to any Options which have not been exercised prior to the date of the breach of the condition.


                                   SECTION 8.

                                CHANGE IN CONTROL

         8.l   Accelerated Vesting and Payment. Subject to the provisions of
Section 8.2 below, in the event of a Change in Control, each Option (excluding any Director Option) shall be cancelled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Option.

         8.2 Alternative Awards. Notwithstanding Section 8.l, no cancellation or cash settlement or other payment shall occur with respect to any Award or any class of Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award or Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

         (i) be based on stock which is traded on an established securities market, or which will be so traded within 60 days of the Change in Control;

         (ii) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

         (iii) have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

         (iv) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

         For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant's compensation, a material reduction in the Participant's responsibilities or the relocation of the Participant's principal place of employment to another location, in each case without the Participant's written consent.

         8.3 Director Options. Upon a Change in Control, each Director Option granted to an Eligible Director shall be cancelled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Director Option unless (i) the Stock remains traded on an established securities market following the Change in Control and (ii) such Eligible Director remains on the Board following the Change in Control.

         8.4 Options Granted Within Six Months of the Change in Control. If any Option (including a Director Option) granted within six months of the date on which a Change in Control occurs (i) is held by a person subject to the reporting requirements of Section 16(a) of the Act and (ii) is to be cashed out pursuant to Section 8.1 or 8.3, such cash out shall not occur unless and until, in the opinion of the Company's counsel, such cash out could occur without such reporting person being potentially subject to liability under Section 16(b) of the Act by reason of such cash out.


                                   SECTION 9.

                AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

         The Board or the Committee may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided, however, that no amendment may be made to Section 6.6 or any other provision of the Plan relating to Director Options within six months of the last date on which any such provision was amended. Any such amendment, termination or suspension may be made without the approval of the shareholders of the Company except as such shareholder approval may be required (a) to satisfy the requirements of Rule 16b-3 under the Act, or any successor rule or regulation, (b) to satisfy applicable requirements of the Code or (c) to satisfy applicable requirements of any securities exchange on which are listed any of the Company's equity securities. No amendment of the Plan shall result in any Committee member's losing his status as a "disinterested person" as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company or result in the Plan's losing its status as a plan satisfying the requirements of said Rule 16b-3. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award therefore granted under the Plan, without the consent of the Participant.

                                   SECTION 10

                            MISCELLANEOUS PROVISIONS

         10.1 Assignability. With the permission of the Committee, a Participant who has been granted a NSO under the Plan, may transfer such Option to a revocable inter vivos trust as to which the Participant is the settlor or may transfer such an Option to a "Permissible Transferee." A Permissible Transferee shall be defined as any member of the immediate family of the Participant, any trust, whether revocable or irrevocable, solely for the benefit of members of the Participant's immediate family, or any partnership whose only partners are members of the Participant's immediate family. Any such transferee of a NSO shall remain subject to all of the terms and conditions applicable to such NSO and subject to the rules and regulations prescribed by the Committee. A NSO may not be retransferred by a Permissible Transferee except by will or the laws of descent and distribution and then only to another Permissible Transferee. Other than as described above, an Award granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Participant to whom granted, may be exercised only by him, his guardian or legal representative.

         10.2 Beneficiary Designation. Each Participant and each Eligible Director under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation shall revoke all prior designations by the same Participant or Eligible Director, shall be in a form prescribed by the Committee, and shall be effective only when filed in writing with the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to or exercised by his surviving spouse, if any, or otherwise to or by his estate and Director Options outstanding at the Eligible Director's death shall be exercised by his surviving spouse, if any, or otherwise by his estate.

         10.3 No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards. Nothing in the Plan shall confer upon an Eligible Director a right to continue to serve on the Board or to be nominated for reelection to the Board.

         10.4 Tax Withholding. The Company shall have the power to withhold, or require a Participant or Eligible Director to remit to the Company, an amount sufficient to satisfy Federal, State, and local withholding tax requirements on any Award under the Plan, and the Company may defer payment of cash or issuance of Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Stock otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Stock having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total Federal, state, and local tax obligation associated with the transaction.

         10.5 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Code of Regulations, by contract, as a matter of law, or otherwise.

         10.6 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its Employees or directors, in cash or property, in a manner which is not expressly authorized under the Plan.

         10.7 International Employees. It is the Company's desire to provide the same motivation to materially increase shareholder value and to enable the Company to attract and retain the services of outstanding managers in the international locations where the Company maintains facilities and employs people. To this end, the Company will adopt incentives in its foreign locations that provide as closely as possible the same motivational effect as Options provide to domestic Participants. The Committee may grant Awards to employees who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions that differ from other Awards granted under the Plan for the purposes of complying with foreign tax laws.

         10.8 Requirements of Law. The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding the foregoing, no Stock shall be issued under the Plan unless the Company is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Stock delivered under the Plan may be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or traded, the Nasdaq National Market or any applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

         10.9 Term of Plan. The Plan shall be effective upon its adoption by the Committee, subject to approval by the Board and approval by the affirmative vote of the holders of a majority of the shares of voting stock present in person or represented by proxy at the 1996 Annual Meeting of Shareholders. The Plan shall continue in effect, unless sooner terminated pursuant to Section 9, until the tenth anniversary of the date on which it is adopted by the Board.

         10.10 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Ohio.

         10.11 No Impact On Benefits. Plan Awards are not compensation for purposes of calculating an Employee's rights under any employee benefit plan.

                               THE SCOTTS COMPANY

     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 23, 1999

The undersigned holder(s) of shares of The Scotts Company (the "Company") hereby appoints Charles M. Berger or G. Robert Lucas, the Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company to be held at the Crowne Plaza, 33 Nationwide Boulevard, Columbus, Ohio, on Tuesday, February 23, 1999, at 10:00 a.m., local time, and any adjournment(s) thereof, and to vote all of the shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof:

1. To elect four Directors in Class I for terms to expire at the 2002 Annual Meeting:

Charles M. Berger, James Hagedorn, Karen G. Mills, John Walker, Ph.D.

[ ] Vote for all nominees    [ ] Vote for all nominees except __________________

2.   To approve an amendment to The Scotts Company 1996 Stock
     Option Plan, to increase the number of common shares available thereunder to 5,500,000

     FOR  [ ]      AGAINST  [ ]      ABSTAIN  [ ]

In their discretion, the Proxies are authorized to vote upon such other matters (none known at the time of solicitation of this Proxy) as may properly come before the Annual Meeting or any adjournment(s) thereof.
    (This Proxy continues and must be signed and dated on the reverse side)

WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL NO. 1 AS DIRECTORS OF THE COMPANY AND "FOR" PROPOSAL NO. 2. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF, OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders, dated January 19, 1999, the Proxy Statement furnished therewith, and the Annual Report of the Company for the fiscal year ended September 30, 1998. Any proxy heretofore given to vote the shares which the undersigned is entitled to vote at the Annual Meeting is hereby revoked.

                                                Dated ____________________, 1999

                                                --------------------------------

                                                --------------------------------
                                                Shareholder sign name exactly as
                                                it is stenciled hereon.

                                                Note: Please fill in, sign and
                                                return this Proxy in the
                                                enclosed envelope. When signing
                                                as Attorney, Executor,
                                                Administrator, Trustee or
                                                Guardian, please give full title
                                                as such. If holder is a
                                                corporation, please sign the
                                                full corporate name by
                                                authorized officer. Joint Owners
                                                should sign individually.
                                                (Please note any change of
                                                address on this Proxy).

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SCOTTS COMPANY